Fifth Third Funds
Supplemental Information (unaudited):

Shareholder Vote (unaudited):

On November 6, 2003, two Special Meetings of the shareholders of the Fifth Third Funds (the "Funds") were held concurrently to consider various proposals. The actual vote tabulations for the various issues are as follows:

Proposal 1:

To consider and act upon a Plan of Reorganization ("Reorganization Plan") adopted by Fifth Third Funds providing for the transfer of all of the assets of each of the International GDP Fund and the Worldwide Fund to the Fifth Third International Equity Fund ("International Equity Fund") in exchange for Institutional, Advisor, Class A, Class B or Class C Shares (collectively, "Shares") of the International Equity Fund and the assumption by the International Equity Fund of all of the liabilities of each of the International GDP Fund and the Worldwide Fund, followed by the dissolution and liquidation of each of the International GDP Fund and the Worldwide Fund, and the distribution of Shares of the International Equity Fund to the shareholders of each of the International GDP Fund and the Worldwide Fund.

With respect to Proposal 1, the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:

Fund					In Favor	Against	Abstained	BrokerNon-votes
Fifth Third International GDP Fund	16,404,351	8,359	7,714		300,902
Fifth Third Worldwide Fund		758,174		23,014	18,482		300,101

Proposal 2:

To elect five Trustees to the Board (four of whom are current
Trustees and one of whom is a nominee) to serve until their successors are elected and qualified.

With respect to Proposal 2, the following numbers of shares were voted in favor of the proposal and withheld from voting:

Trustee			In Favor	Withheld	Total
Edward Burke Carey	5,263,058,664	9,312,837	5,272,371,500
David J. Durham		5,263,058,508	9,312,992	5,272,371,500
David J. Gruber		5,261,555,784	10,815,716	5,272,371,500
J. Joseph Hale, Jr.	5,261,314,941	11,056,559	5,272,371,500
John E. Jaymont		5,262,325,994	10,045,506	5,272,371,500

Proposal 3:

To approve an Amended and Restated Declaration of Trust.

With respect to Proposal 3, the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:

Fund			In Favor	Against		Abstained	BrokerNon-votes
All Fifth Third Funds	4,196,023,137	74,258,154	11,706,826	990,383,384

Proposal 4a:

To approve a change to a fundamental investment limitation regarding inter-fund lending.

With respect to Proposal 4a the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:

Fund
In Favor	Against	Abstained	BrokerNon-votes
Fifth Third Small Cap Growth Fund
22,758,308	14,690	16,433		548,654
Fifth Third Mid Cap Growth Fund
27,260,558	18,486	22,959		2,688,201
Fifth Third Quality Growth Fund
58,378,973	299,552	162,762		11,815,792
Fifth Third Large Cap Core Fund
12,096,957	14,537	25,617		756,043
Fifth Third Equity Index Fund
28,343,541	15,360	22,338		1,045,717
Fifth Third Balanced Fund
16,384,994	95,752	62,685		6,054,097
Fifth Third Micro Cap Value Fund
10,723,387	133,976	31,133		4,493,427
Fifth Third Small Cap Value Fund
4,095,825	1,311	1,994		36,731
Fifth Third Multi Cap Value Fund
9,985,179	30,982	89,625		2,272,566
Fifth Third Disciplined Large Cap Value Fund
28,858,420 	24,403	26,166		1,213,726
Fifth Third LifeModel Aggressive Fund
3,207,864	7,510	8,064		858,101
Fifth Third LifeModel Moderately Aggressive Fund
6,590,225	36,833	18,486		152,016
Fifth Third LifeModel Moderate Fund
7,586,854	24,697	31,186		1,515,567
Fifth Third LifeModel Moderately Conservative Fund
4,038,630	19,882	19,920		887,098
Fifth Third LifeModel Conservative Fund
1,919,218	9,695	6,339		855,997
Fifth Third Strategic Income Fund
7,527,309	64,497	98,763		2,002,445
Fifth Third Large Cap Opportunity Fund
574,597		10,051	3,536		61,886
Fifth Third Technology Fund
3,573,773	16,690	6,075		684,593
Fifth Third International Equity Fund
19,771,093	241	3,382		900,554
Fifth Third International GDP Fund
16,401,786	9,361	9,277		300,902
Fifth Third Worldwide Fund
762,890		18,297	18,483		300,101
Fifth Third Bond Fund
28,977,326	23,790	49,095		2,331,346
Fifth Third Intermediate Bond Fund
74,157,950	69,209	78,546		2,523,171
Fifth Third Short Term Bond Fund
44,732,456	45,116	61,168		3,356,430
Fifth Third U.S. Government Bond Fund
4,946,214	29,945	18,271		4,005,565
Fifth Third Municipal Bond Fund
7,089,163	1,718	2,279		238,880
Fifth Third Intermediate Municipal Bond Fund
28,069,884	20,751	2,516		384,654
Fifth Third Ohio Municipal Bond Fund
14,445,599	19,610	29,494		2,282,351
Fifth Third Michigan Municipal Bond Fund
11,923,269	5,430	7,490		932,899

Proposal 4b:

To approve a change to a fundamental investment limitation regarding inter-fund lending.

With respect to Proposal 4b, the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:

Fund
In Favor	Against		Abstained	BrokerNon-votes
Fifth Third Prime Money Market Fund
1,243,872,473	7,256,207	4,191,395	370,484,851
Fifth Third Government Money Market Fund
291,529,731	2,360,489	1,504,624	118,743,866
Fifth Third Michigan Municipal Money Market Fund
172,070,563	1,133,312	60,084		68,176,969
Fifth Third Municipal Money Market Fund
194,287,357	546,866		1,921,570	37,574,080
Fifth Third Institutional Money Market Fund
413,104,054	2,134,780	0		193,064,317
Fifth Third Institutional Government Money Market Fund
408,477,150	1,146,837	3,526,691	111,672,807
Fifth Third U.S. Treasury Money Market Fund
1,016,722,829	8,386,715	555,694		35,166,984

Proposal 5:

To approve an Amended and Restated Investment Advisory Contract.

With respect to Proposal 5, the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:

Fund
In Favor	Against		Abstained	BrokerNon-votes
Fifth Third Small Cap Growth Fund
22,740,032	32,264		17,136		548,654
Fifth Third Mid Cap Growth Fund
27,255,271	24,090		22,642		2,688,201
Fifth Third Quality Growth Fund
58,411,139	272,463		157,685		11,815,792
Fifth Third Large Cap Core Fund
12,085,157	26,316		25,638		756,043
Fifth Third Equity Index Fund
28,314,280	44,838		22,121		1,045,717
Fifth Third Balanced Fund
16,374,369	98,991		70,071		6,054,097
Fifth Third Micro Cap Value Fund
10,812,091	45,851		30,554		4,493,427
Fifth Third Multi Cap Value Fund
9,980,845	36,583		88,357		2,272,566
Fifth Third Disciplined Large Cap Value Fund
28,855,419	30,169		23,401		1,213,726
Fifth Third LifeModel Aggressive Fund
3,206,622	9,732		7,084		858,101
Fifth Third LifeModel Moderately Aggressive Fund
6,593,909	35,076		16,559		152,016
Fifth Third LifeModel Moderate Fund
7,591,454	20,701		30,582		1,515,567
Fifth Third LifeModel Moderately Conservative Fund
4,046,615	9,593		22,224		887,098
Fifth Third LifeModel Conservative Fund
1,924,394	6,559		4,299		855,997
Fifth Third Strategic Income Fund
7,544,458	41,861		104,249		2,002,445
Fifth Third Large Cap Opportunity Fund
576,840		4,874		6,470		61,886
Fifth Third Technology Fund
3,573,410	18,595		4,533		684,593
Fifth Third International Equity Fund
19,771,662	101		2,953		900,554
Fifth Third International GDP Fund
16,395,422	15,575		9,427		300,902
Fifth Third Worldwide Fund
764,402		16,357		18,911		300,101
Fifth Third Bond Fund
28,994,981	10,326		44,904		2,331,346
Fifth Third Intermediate Bond Fund
74,169,982	60,839		74,884		2,523,171
Fifth Third Short Term Bond Fund
44,753,595	20,607		64,538		3,356,430
Fifth Third U.S. Government Bond Fund
4,937,847	42,790		13,793		4,005,565
Fifth Third Municipal Bond Fund
7,075,992	10,151		7,017		238,880
Fifth Third Intermediate Municipal Bond Fund
28,070,589	20,046		2,516		384,654
Fifth Third Ohio Municipal Bond Fund
14,446,891	15,034		32,778		2,282,351
Fifth Third Michigan Municipal Bond Fund
11,804,619	118,844		12,726		932,899
Fifth Third Prime Money Market Fund
1,222,146,061	28,727,910	4,446,104	370,484,851
Fifth Third Government Money Market Fund
292,451,024	2,008,494	935,326		118,743,866
Fifth Third Michigan Municipal Money Market Fund
172,741,834	486,093		36,032		68,176,969
Fifth Third Municipal Money Market Fund
193,691,072	1,144,646	1,920,075	37,574,080
Fifth Third Institutional Money Market Fund
413,012,092	2,226,742	0		193,064,317
Fifth Third Institutional Government Money Market Fund
408,477,150	1,146,837	3,526,691	111,672,807
Fifth Third U.S. Treasury Money Market Fund
988,107,736	36,872,489	685,013		35,166,984

Proposal 6a:

To approve a change to a fundamental investment limitation regarding diversification.

With respect to Proposal 6a, the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:


Fund
In Favor	Against		Abstained	BrokerNon-votes
Fifth Third Small Cap Growth Fund
22,755,652	16,045		17,735		548,654
Fifth Third Mid Cap Growth Fund
27,252,758	24,793		24,452		2,688,201
Fifth Third Quality Growth Fund
58,417,564	263,141		160,582		11,815,792
Fifth Third Large Cap Core Fund
12,094,507	15,109		27,495		756,043
Fifth Third Equity Index Fund
28,344,305	14,211		22,723		1,045,717
Fifth Third Balanced Fund
16,394,015	82,627		66,789		6,054,097
Fifth Third Micro Cap Value Fund
10,046,086	808,656		33,755		4,493,427
Fifth Third Small Cap Value Fund
4,096,129	1,081		1,920		36,731
Fifth Third Multi Cap Value Fund
9,979,306	38,741		87,738		2,272,566
Fifth Third Disciplined Large Cap Value Fund
28,856,697	30,169		23,401		1,213,726
Fifth Third LifeModel Aggressive Fund
3,207,246	9,074		7,118		858,101
Fifth Third LifeModel Moderately Aggressive Fund
6,594,075	33,992		17,477		152,016
Fifth Third LifeModel Moderate Fund
7,596,187	23,514		23,036		1,515,567
Fifth Third LifeModel Moderately Conservative Fund
4,040,707	7,805		29,920		887,098
Fifth Third LifeModel Conservative Fund
1,922,295	6,457		6,500		855,997
Fifth Third Strategic Income Fund
7,535,534	62,777		92,258		2,002,445
Fifth Third Large Cap Opportunity Fund
576,263		8,841		3,080		61,886
Fifth Third Technology Fund
3,569,061	21,501		5,976		684,593
Fifth Third International Equity Fund
19,771,418	345		2,953		900,554
Fifth Third International GDP Fund
16,402,938	8,209		9,277		300,902
Fifth Third Worldwide Fund
764,402		16,357		18,911		300,101
Fifth Third Bond Fund
28,986,726	16,734		46,751		2,331,346
Fifth Third Intermediate Bond Fund
74,165,405	57,484		82,816		2,523,171
Fifth Third Short Term Bond Fund
44,733,369	37,494		67,877		3,356,430
Fifth Third U.S. Government Bond Fund
4,962,171	17,870		14,389		4,005,565
Fifth Third Municipal Bond Fund
7,079,008	1,559		12,593		238,880
Fifth Third Intermediate Municipal Bond Fund
28,081,324	5,175		6,652		384,654
Fifth Third Michigan Municipal Bond Fund
11,924,946	3,753		7,490		932,899

Proposal 6b:

To approve a change to a fundamental investment limitation regarding diversification.

With respect to Proposal 6b, the following numbers of shares were voted in favor of the proposal, against the proposal and abstained from voting:

Fund
In Favor	Against		Abstained	BrokerNon-votes
Fifth Third Prime Money Market Fund
1,243,153,737	7,437,887	4,728,451	370,484,851
Fifth Third Government Money Market Fund
292,328,998	2,132,408	933,439		118,743,866
Fifth Third Michigan Municipal Money Market Fund
172,053,090	403,455		807,414		68,176,969
Fifth Third Municipal Money Market Fund
194,664,872	170,754		1,920,166	37,574,080
Fifth Third Institutional Money Market Fund
415,206,394	32,440		0		193,064,317
Fifth Third Institutional Government Money Market Fund
409,068,533	555,454		3,526,691	111,672,807
Fifth Third U.S. Treasury Money Market Fund
1,011,956,874	13,336,381	371,983		35,166,984